UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 2008

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Market Street, Louisville, Kentucky		40202
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On July 11, 2008, Republic Bancorp, Inc. (the “Company”) management recommended to the Audit Committee of the Company’s Board of Directors that the Company’s Form 10-Q for the quarter ended March 31, 2008 should be restated and the previously issued consolidated financial statements for such period should no longer be relied upon due to the miscalculation of rebate accruals which understated net income for the quarter by approximately $2.3 million ($3.6 million pre-tax), or $0.11 per Class A diluted earnings per share. As a result of the miscalculation, interest income on loans, including fees was understated by $373,000 and electronic refund check fees (non interest income) was understated by $3.3 million. Net income as previously reported for the quarter ended March 31, 2008 was $19.8 million and will be restated to $22.1 million.

Subsequent to the filing of the original first quarter 2008 Form 10-Q, management concluded that it had miscalculated the accrual of rebate payments which the Company makes to third party technology and service providers in its Tax Refund Solutions segment. Historically, for every Tax Refund Solutions product for which the applicable taxing authority made a refund payment, the Company paid a rebate to the corresponding technology provider and service provider. With respect to the first quarter 2008 tax season, however, the Company entered into contracts with certain technology providers which did not involve corresponding service providers. Approximately 67% of the miscalculated amount related to accruals the Company mistakenly made for estimated amounts due to both a technology and a service provider, when the Company was contractually obligated to pay only a technology provider. The remaining portion of the miscalculation related to rebate accruals made for originated but unfunded products for which the Company expected to receive refund payments later in 2008 and, to a lesser extent, a duplication of rebate accruals for certain state related products.

On July 11, 2008, the Audit Committee of the Company’s Board of Directors agreed with the above conclusions and authorized the filing of this report on Form 8-K and an amended Form 10-Q for the quarter ended March 31, 2008. The Company is filing the amended first quarter 2008 Form 10-Q concurrently with this report. In addition, management and the Audit Committee discussed these matters with the Company’s independent registered public accounting firm, Crowe Chizek and Company LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date:	July 14, 2008	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer